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                                                                    EXHIBIT 12.1


                  Courtyard by Marriott II Limited Partnership
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (in millions, except ratio amounts)
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                                                                   1997          1998              1999          2000        2001
                                                                   ----          ----              ----          ----        ----
Income from continuing operations pre tax                          15.7          17.0              17.8          21.0         15.3
      Add :
      Fixed charges                                                50.1          49.2              48.3          47.4         45.8
                                                                   ----          ----              ----          ----         ----
      Adjusted earnings                                            65.8          66.2              66.1          68.4         61.1
                                                                   ====          ====              ====          ====         ====

Fixed charges:
      Interest on indebtedness and amortization of deferred
           financing costs                                         45.8          44.7              43.6          42.5         41.3
      Portion of rent representative of the interest factor         4.3           4.5               4.7           4.9          4.5
                                                                   ----          ----              ----          ----         ----
      Total fixed charges                                          50.1          49.2              48.3          47.4         45.8
                                                                   ====          ====              ====          ====         ====
Ratio of earnings to fixed charges                                 1.31          1.35              1.37          1.44         1.33

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